Exhibit 4.1

TPC GROUP LLC

FIRST AMENDMENT

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “First Amendment”) is dated as of September 22, 2010 and entered into by and among TPC Group LLC, a Texas limited liability company (“Company”), Texas Butylene Chemical Corporation, a Texas corporation (together with Company, the “Borrowers”), the financial institutions listed on the signature pages hereof and executing this First Amendment (“Lenders”) and Deutsche Bank Trust Company Americas, as administrative agent for Lenders (“Administrative Agent”) and is made with reference to that certain Amended and Restated Revolving Credit Agreement dated as of April 29, 2010, by and among Borrowers, Lenders (as defined in the Credit Agreement) and Administrative Agent (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Company, Deutsche Bank Trust Company Americas and the financial institutions party thereto have entered into that certain Term Loan Agreement dated as of June 27, 2006 (as amended, restated, modified or otherwise supplemented, the “Term Loan Credit Facility”);

WHEREAS, Borrowers and each Lender identified on the signature pages hereof desire to amend the Credit Agreement to allow Company to refinance the Term Loan Credit Facility and pay cash dividends or other returns of capital to the holders of Capital Stock of Company in accordance with the terms hereof; and

WHEREAS, Borrowers and Required Lenders desire to make certain other related amendments as set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

1.1	Amendments to Article 1: Definitions and Accounting Terms

A. Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

“First Amendment” means the First Amendment to Amended and Restated Revolving Credit Agreement dated as of September 22, 2010, by and among Borrowers, Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” has the meaning provided in the First Amendment.

“First Amendment Distribution” means the payment (or series of payments) of cash dividends or other cash returns of capital (including through stock repurchases) to the holders of Capital Stock of Company in an aggregate amount not to exceed the First Amendment Distribution Amount.

“First Amendment Distribution Amount” means $131,000,000; provided that such amount shall be reduced by the difference between (i) $350,000,000 and (ii) the aggregate principal amount of the Indebtedness incurred pursuant to the First Amendment Permitted Refinancing.

“First Amendment Permitted Refinancing” means the Permitted Refinancing in full of the Term Loan Credit Facility proposed on or prior to the First Amendment Effective Date and as further described in the September 21, 2010 draft Offering Memorandum and September 21, 2010 draft Description of Notes, in each case relating to the Company’s proposed issuance of senior secured notes due 2017.

“Permitted Secured Senior Debt” means the Term Loans or any Indebtedness under the Permitted Secured Senior Debt Facility.

“Permitted Secured Senior Debt Agent” means the Term Agent or any administrative agent or trustee, as the case may be, for the lenders or bondholders, respectively, under the Permitted Secured Senior Debt Facility or any Permitted Refinancing thereof, and any successor agent or trustee in such capacity.

“Permitted Secured Senior Debt Collateral Agent” means the Term Collateral Agent or any collateral agent under the Permitted Secured Senior Debt Facility or any Permitted Refinancing thereof, and any successor agent in such capacity.

“Permitted Secured Senior Debt Facility” means the Term Loan Credit Facility and any Permitted Refinancing thereof.

“Permitted Secured Senior Debt Facility Documents” means, collectively, all agreements, instruments and documents executed in connection with the Permitted Secured Senior Debt Facility.

B. Section 1.1 of the Credit Agreement is hereby further amended by deleting the definition of “Intercreditor Agreement” therefrom in its entirety and substituting the following therefore:

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of June 27, 2006 among Permitted Secured Senior Debt Agent (and any successor agent thereto), Permitted Secured Senior Debt Collateral Agent (and any successor agent thereto), Administrative Agent (and any successor agent thereto), Collateral Agent (and any successor agent thereto), DB, as mortgagee, Company and the Guarantors identified therein, as amended, restated or otherwise modified in accordance with the terms hereof and thereof.

C. Section 1.1 of the Credit Agreement is hereby further amended by making amendments to each of the definitions of “Borrowing Base”, “Change of Control”, “Consolidated Fixed Charge Coverage Ratio”, “Disqualified Stock”, “Expiration Date”, “Payment Conditions”, “Permitted Refinancing”, “Permitted Unsecured Senior Debt Excess Proceeds”, “Transaction Documents” and “Unutilized Net Offering Proceeds” as follows:

(i) Clause (a) of the term “Borrowing Base” is hereby amended by inserting the following clause (iv) immediately following clause (iii) in such definition and renumbering the existing clause (iv) as (v):

“(iv) at any time after the date of the First Amendment Permitted Refinancing but prior to the payment of the full amount of the First Amendment Distribution that the Borrowers’ unrestricted cash and Cash Equivalents plus Availability is less than $175,000,000, a reserve determined by the Administrative Agent in an amount not to exceed the remaining unused amount of the First Amendment Distribution Amount, which reserve shall continue until the payment of the First Amendment Distribution in an aggregate amount equal to the First Amendment Distribution Amount; minus”.

(ii) The term “Change of Control” is hereby amended by deleting the text “Term Loan Credit Facility” in subsection (vi) therein and replacing it with the text “Permitted Secured Senior Debt Facility”.

(iii) The term “Consolidated Fixed Charge Coverage Ratio” is hereby amended by inserting the text “up to an amount of the First Amendment Distribution equal to the difference between (A) the aggregate principal amount of Indebtedness incurred pursuant to the First Amendment Permitted Refinancing and (B) the amount of Term Loans outstanding on the date of the First Amendment Permitted Refinancing and” immediately following the text “(other than” in subsection (b)(v) of such definition.

(iv) The term “Disqualified Stock” is hereby amended by deleting the text “the date that is one year after the then latest maturity of any Term Loan” in the first sentence thereof and replacing it with the text “April 29, 2015”.

(v) The term “Expiration Date” is hereby amended by (a) deleting the text “Term Loans” therein and replacing it with the text “Permitted Secured Senior Debt” and (b) deleting the text “Term Loan Credit Facility” and replacing it with the text “Permitted Secured Senior Debt Facility”.

(vi) The term “Payment Conditions” is hereby amended by inserting the text “(1) the First Amendment Distribution or (2)” immediately preceding the text “any Dividend” in subsection (a)(ii)(C) thereof.

(vii) The term “Permitted Refinancing” is hereby amended by (a) deleting the text “Term Loans” and replacing it with the text “Permitted Secured Senior Debt” each time that it appears in subsection (i) thereof, (b) deleting the text “Term Loan Credit Facility” in subsection (i) thereof and replacing it with the text “Permitted Secured Senior Debt Facility”, (c) deleting the word “and” from the end of subsection (v) thereof, (d) deleting the text of subsection (vi) thereof in its entirety and substituting the text “in the case of a Permitted Refinancing of the Permitted Secured Senior Debt Facility, (a) Borrowers must provide an officer’s certificate dated the date of such Permitted Refinancing executed by a Responsible Officer of each Borrower certifying that the requirements of this definition have been met and (b) the successor Permitted Secured Senior Debt Collateral Agent and the Permitted Secured Senior Debt Agent must provide an acknowledgment to the then existing Intercreditor Agreement or execute an amendment to, or a new or an amended and restated, Intercreditor Agreement, in each case on terms substantially similar to the terms of the then existing Intercreditor Agreement and in form and substance reasonably satisfactory to Administrative Agent; and” and (e) inserting a new subsection (vii) to read “in the case of the First Amendment Permitted Refinancing, no Unmatured Event of Default or Event of Default shall then exist or result therefrom.”.

(viii) The term “Permitted Unsecured Senior Debt Excess Proceeds” is hereby amended by (a) deleting the text “the Term Loans under the Term Loan Credit Facility” and inserting the text “Indebtedness of the Borrowers in the order provided below” in place thereof, and (b) inserting the following text at the end of such term:

“; and with such Net Offering Proceeds to be applied (I) first, to repay outstanding Term Loans under the Term Loan Credit Facility, (II) second, to repay outstanding Loans (without a corresponding permanent reduction in the Commitments hereunder) to the extent that either (x) an Unmatured Event of Default or Event of Default then exists or would result therefrom or (y) Availability at such time is less than $50,000,000 and (III) third, to repay other Indebtedness for borrowed money.”

(ix) The term “Transaction Documents” is hereby amended by deleting the text “Term Loan Credit Facility Documents” therein and replacing it with the text “Permitted Secured Senior Debt Facility Documents”.

(x) The term “Unutilized Net Offering Proceeds” is hereby amended by deleting the text “Term Loan Credit Facility” therein and replacing it with the text “Permitted Secured Senior Debt Facility”.

1.2	Amendments to Article 6: Representations and Warranties

A. Section 6.11(b) of the Credit Agreement is hereby amended by deleting the text “Term Collateral Agent” therein and replacing it with the text “Permitted Secured Senior Debt Collateral Agent”.

B. Section 6.11(c) of the Credit Agreement is hereby amended by deleting the text “Term Collateral Agent” therein and replacing it with the text “Permitted Secured Senior Debt Collateral Agent”.

1.3	Amendments to Article 7: Affirmative Covenants

A. Section 7.2(e) of the Credit Agreement is hereby amended by deleting the text “Term Agent” and replacing it with the text “Permitted Secured Senior Debt Agent”.

B. Section 7.3(e) of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting the following text therefor:

“(e) Permitted Secured Senior Debt Facility. Promptly following the receipt or delivery thereof, copies of any material demands or notices of default received or delivered by Company or any of its Subsidiaries, from or to any agent, trustee, lender or debt holder under the Permitted Secured Senior Debt Facility under or in connection with the Permitted Secured Senior Debt Facility and copies of any completed amendment, restatement, supplement or other modification to or waiver of the Permitted Secured Senior Debt Facility Documents or collateral documents related thereto entered into on or after the date hereof;”.

1.4	Amendments to Article 8: Negative Covenants

A. Section 8.1(e) of the Credit Agreement is hereby amended by deleting the text “Term Loan Credit Facility” therein and replacing it with the text “Permitted Secured Senior Debt Facility”.

B. Section 8.2(c) of the Credit Agreement is hereby amended by (i) deleting the text “Term Loan Credit Facility” therein and replacing it with the text “Permitted Secured Senior Debt Facility” and (ii) deleting the text “$280,000,000” therein and replacing it with the text “$350,000,000”.

C. Section 8.2(k) of the Credit Agreement is hereby amended by deleting the text “the Net Offering Proceeds of which are applied to repay the Term Loans under the Term Loan Credit Facility to the extent required thereby and any Permitted Refinancing thereof” therein and replacing it with the text “the Net Offering Proceeds of which are applied to repay any Term Loans under the Term Loan Credit Facility to the extent required thereby and any Permitted Refinancing thereof to the extent required thereby”.

D. Section 8.2(n) of the Credit Agreement is hereby amended by deleting the text “repay Term Loans under the Term Loan Credit Facility” appearing in clause (8) thereof and inserting the text “Indebtedness as provided in the definition of Permitted Unsecured Senior Debt Excess Proceeds” in lieu thereof.

E. Section 8.5(f) of the Credit Agreement is hereby amended by deleting the text “Term Loan Credit Facility” therein and replacing it with the text “Permitted Secured Senior Debt Facility”.

F. Section 8.7(o) of the Credit Agreement is hereby amended by deleting the text “Term Loan Credit Facility” therein and replacing it with the text “Permitted Secured Senior Debt Facility”.

G. Section 8.12(b) of the Credit Agreement is hereby amended by deleting the text “Term Loan Credit Facility” therein and replacing it with the text “Permitted Secured Senior Debt Facility”.

H. Section 8.12(e) of the Credit Agreement is hereby amended by deleting the text “Term Loan Facility” therein and replacing it with the text “Permitted Secured Senior Debt Facility”.

I. Section 8.15 of the Credit Agreement is hereby amended by inserting the text “; provided that this Section 8.15 shall not be applicable to total cash balances and Cash

Equivalents equal to the unused amount of the First Amendment Distribution, during the period that begins on the date of the First Amendment Permitted Refinancing and ends on the earliest of (i) the date that is six months after the date of the First Amendment Permitted Refinancing, (ii) the date that the First Amendment Distribution has been paid in full and (iii) the date on which the Borrowers notify Administrative Agent in writing that Borrowers will no longer make any payments constituting all or part of the First Amendment Distribution” immediately following the text “Loans are outstanding” therein.

1.5	Lender Approval of Intercreditor Agreement Matters

A. The Lenders hereby authorize Administrative Agent and Collateral Agent to enter into an amendment to, or an amendment and restatement of, the Intercreditor Agreement or a new Intercreditor Agreement, in any such case, to the extent such amendment, amendment and restatement or new Intercreditor Agreement is necessary upon the First Amendment Permitted Refinancing.

1.6	Release of MTBE Assets

A. So long as (i) the Term Loan Credit Facility has been repaid in full, (ii) no Unmatured Event of Default or Event of Default then exists and (iii) the MTBE Assets are not otherwise subject to any Lien securing any Permitted Secured Senior Debt Facility or any Permitted Refinancing thereof, the Lenders hereby agree that the MTBE Assets shall be released from any Liens securing the Obligations and the Lenders hereby authorize Administrative Agent and Collateral Agent to execute any and all releases and termination statements to evidence such release.

1.7	Lender Approval of Existing Mortgage Matters

A. The Lenders hereby authorize Administrative Agent and Collateral Agent to enter into an amendment to, or an amendment and restatement of, the Mortgages, in each case on terms no less favorable to the Lenders than the terms of the Mortgages and in form and substance reasonably satisfactory to Administrative Agent and Collateral Agent, to make certain changes thereto to reflect the issuance of the new Permitted Secured Senior Debt and related Intercreditor Agreement as part of the First Amendment Permitted Refinancing.

Section 2. CONDITIONS TO EFFECTIVENESS

Section 1 of this First Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A. Secretary’s Certificates. On or before the First Amendment Effective Date, each Credit Party shall deliver to Lenders (or to Administrative Agent for Lenders) the following, each, unless otherwise noted, dated the First Amendment Effective Date:

1. A good standing certificate from the Secretary of State of its jurisdiction of organization, each dated a recent date prior to the First Amendment Effective Date; and

2. An officer’s certificate, dated as of the First Amendment Effective Date, certifying that (a) there have been no changes in its Organizational Documents from the forms thereof previously delivered to Administrative Agent, (b) the incumbency certifications previously delivered to Administrative Agent remain true and correct, and (c) the board of directors resolutions previously delivered to Administrative Agent approving and authorizing the execution, delivery and performance of the Credit Agreement and any amendments thereto have not been amended or rescinded and continue in full force and effect.

B. Amendment. Borrowers, Administrative Agent and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and Borrowers and the Required Lenders shall have delivered (including by way of facsimile (or other electronic) transmission) their signed counterparts to the Administrative Agent.

C. Amendment Fee. On or prior to the First Amendment Effective Date, Company shall have paid to Administrative Agent for the ratable benefit of each Lender that shall have executed this First Amendment on or prior to 5:00 p.m. New York City time on September 21, 2010, the amendment fee of 0.10% of the sum of the outstanding aggregate principal amount of such Lenders’ Commitments, as of the First Amendment Effective Date.

D. Other Fees and Expenses. Company shall have paid all invoiced costs, fees, expenses and other amounts due and payable pursuant to the Loan Documents and any other fee due and payable to Administrative Agent and any Lender as may be separately agreed by Company and such Lender in connection with this First Amendment, including, to the extent invoiced, reimbursement or payment of reasonable out-of-pocket expenses in connection with this First Amendment and the transactions contemplated hereby and any other reasonable out-of-pocket expenses of Administrative Agent required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable costs, fees, expenses, charges and disbursements of counsel for Administrative Agent.

E. Representations and Warranties and Default. As of the First Amendment Effective Date, (i) the representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; provided, that, if a representation and warranty is qualified as to materiality, the materiality qualifier set forth above shall be disregarded with respect to such representation and warranty, for purposes of this condition and (ii) no event shall have occurred and be continuing or would result from the consummation this First Amendment that would constitute an Event of Default or an Unmatured Event of Default.

F. No Material Adverse Change. Since June 30, 2009, no event, change, occurrence, circumstance or condition shall have occurred or exist that, either individually or in the aggregate, has had, or could reasonably be expected to have a Material Adverse Effect.

Section 3. CREDIT PARTY REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this First Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party represents and warrants to each Lender that the following statements are true, correct and complete:

A. Corporate Power and Authority. Each Credit Party has all requisite corporate power and authority to enter into this First Amendment and to carry out the transactions contemplated by and perform its obligations under, the Credit Agreement as amended by this First Amendment, (the “Amended Agreement”).

B. Authorization of Agreements. The execution and delivery of this First Amendment has been duly authorized by all necessary corporate action on the part of each Credit Party party hereto.

C. No Conflict. The execution and delivery of this First Amendment by each Credit Party and the performance by each Credit Party of this First Amendment do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Organizational Documents of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents, if any, which have been obtained on or before the First Amendment Effective Date and disclosed in writing to Lenders.

D. Governmental Consents. The execution and delivery of this First Amendment by each Credit Party and the performance of this First Amendment by each Credit Party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for (i) such approvals or consents, if any, which have been obtained on or before the First Amendment Effective Date and disclosed in writing to Lenders, (ii) filings and recordings in connection with the Security Documents and (iii) those required under applicable securities laws.

E. Binding Obligation. This First Amendment has been duly executed and delivered by each Credit Party and is the legally valid and binding obligations of each Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Article 6 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this First Amendment that would constitute an Unmatured Event of Default or an Event of Default.

Section 4. ACKNOWLEDGMENT AND CONSENT

Each Subsidiary Guarantor listed on the signature pages hereof has read this First Amendment and consents to the terms hereof and hereby acknowledges and agrees that any Subsidiary Guaranty and Security Document to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and by equitable principles relating to enforceability, and shall not be impaired or limited by the execution or effectiveness of this First Amendment. As of the date hereof, each Subsidiary Guarantor hereby acknowledges, confirms and agrees to its obligations under the Subsidiary Guaranty executed by it, all without offset, defense or counterclaim of any kind, nature or description whatsoever. Each Borrower and each Subsidiary Guarantor hereby acknowledges, confirms and agrees that the Collateral Agent, on behalf of the Secured Creditors, has and shall continue to have valid, enforceable and perfected liens upon and security interests in the Collateral heretofore granted to Collateral Agent pursuant to the Loan Documents or otherwise granted to or held by Collateral Agent. Each Subsidiary Guarantor represents and warrants that all representations and warranties contained in this First Amendment and each Subsidiary Guaranty and Security Document to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this First Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this First Amendment and (ii) nothing in the Credit Agreement, this First Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments to the Credit Agreement as amended hereby.

Section 5. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii) Except as specifically amended by this First Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this First Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B. Fees and Expenses. Borrowers acknowledge that all reasonable costs, fees and expenses as described in Section 12.4 of the Credit Agreement and Section 2D hereof incurred by Administrative Agent and its counsel with respect to this First Amendment and the documents and transactions contemplated hereby shall be for the account of Borrowers.

C. Headings. Section and subsection headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose or be given any substantive effect.

D. Applicable Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E. Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Any party delivering an executed counterpart of this First Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this First Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this First Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

TPC GROUP LLC

By:	/s/ Miguel A. Desdin
Name: Miguel A. Desdin
Title: Senior Vice Pres. & Chief Financial Officer

TEXAS BUTYLENE CHEMICAL CORPORATION

By:	/s/ Miguel A. Desdin
Name: Miguel A. Desdin
Title: Senior Vice Pres. & Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, in its individual capacity as a Lender and as Administrative Agent

By:	/s/ Omayra Laucella
Name: Omayra Laucella
Title: Vice President

By:	/s/ Evelyn Thierry
Name: Evelyn Thierry
Title: Director

SIGNATURE PAGE TO THE FIRST AMENDMENT (the “First Amendment”), DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (the “Credit Agreement”), DATED AS OF APRIL 29, 2010, AMONG TPC GROUP LLC (AS SUCCESSOR TO TEXAS PETROCHEMICALS, L.P.), TEXAS BUTYLENE CHEMICAL CORPORATION, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT AND VARIOUS LENDERS PARTY THERETO

By executing this signature page as an existing Lender (a “Consenting Lender”), the undersigned institution agrees to the terms of the First Amendment and the Credit Agreement (as amended by the First Amendment).

NAME OF LENDER: Wells Fargo Capital Finance, LLC

Executing as a CONSENTING LENDER:

By:	/s/ Eunnie Kim
	Name:	Eunnie Kim
	Title:	Vice President

For any Lender requiring a second signature line:

By:
Name:
Title:

SIGNATURE PAGE TO THE FIRST AMENDMENT (the “First Amendment”), DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (the “Credit Agreement”), DATED AS OF APRIL 29, 2010, AMONG TPC GROUP LLC (AS SUCCESSOR TO TEXAS PETROCHEMICALS, L.P.), TEXAS BUTYLENE CHEMICAL CORPORATION, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT AND VARIOUS LENDERS PARTY THERETO

By executing this signature page as an existing Lender (a “Consenting Lender”), the undersigned institution agrees to the terms of the First Amendment and the Credit Agreement (as amended by the First Amendment).

NAME OF LENDER: JPMorgan Chase Bank, N.A.

Executing as a CONSENTING LENDER:

By:	/s/ J. Devin Mock
	Name:	J. Devin Mock
	Title:	Vice President

For any Lender requiring a second signature line:

By:
Name:
Title:

SIGNATURE PAGE TO THE FIRST AMENDMENT (the “First Amendment”), DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (the “Credit Agreement”), DATED AS OF APRIL 29, 2010, AMONG TPC GROUP LLC (AS SUCCESSOR TO TEXAS PETROCHEMICALS, L.P.), TEXAS BUTYLENE CHEMICAL CORPORATION, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT AND VARIOUS LENDERS PARTY THERETO

By executing this signature page as an existing Lender (a “Consenting Lender”), the undersigned institution agrees to the terms of the First Amendment and the Credit Agreement (as amended by the First Amendment).

NAME OF LENDER: Capital One Leverage Finance Corp.

Executing as a CONSENTING LENDER:

By:	/s/ Jon Oldham
	Name:	Jon Oldham
	Title:	Senior Vice President

For any Lender requiring a second signature line:

By:
Name:
Title:

SIGNATURE PAGE TO THE FIRST AMENDMENT (the “First Amendment”), DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (the “Credit Agreement”), DATED AS OF APRIL 29, 2010, AMONG TPC GROUP LLC (AS SUCCESSOR TO TEXAS PETROCHEMICALS, L.P.), TEXAS BUTYLENE CHEMICAL CORPORATION, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT AND VARIOUS LENDERS PARTY THERETO

By executing this signature page as an existing Lender (a “Consenting Lender”), the undersigned institution agrees to the terms of the First Amendment and the Credit Agreement (as amended by the First Amendment).

NAME OF LENDER: Bank of America, N.A.

Executing as a CONSENTING LENDER:

By:	/s/ Joy L. Bartholoman
	Name:	Joy L. Bartholoman
	Title:	Senior Vice President

For any Lender requiring a second signature line:

By:
Name:
Title:

SIGNATURE PAGE TO THE FIRST AMENDMENT (the “First Amendment”), DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (the “Credit Agreement”), DATED AS OF APRIL 29, 2010, AMONG TPC GROUP LLC (AS SUCCESSOR TO TEXAS PETROCHEMICALS, L.P.), TEXAS BUTYLENE CHEMICAL CORPORATION, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT AND VARIOUS LENDERS PARTY THERETO

By executing this signature page as an existing Lender (a “Consenting Lender”), the undersigned institution agrees to the terms of the First Amendment and the Credit Agreement (as amended by the First Amendment).

NAME OF LENDER: Allied Irish Banks, plc

Executing as a CONSENTING LENDER:

By:	/s/ Martin Chin
Name:
Title:

For any Lender requiring a second signature line:

By:	/s/ Brent Phillips
	Name:	Brent Phillips
	Title:	Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT (the “First Amendment”), DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (the “Credit Agreement”), DATED AS OF APRIL 29, 2010, AMONG TPC GROUP LLC (AS SUCCESSOR TO TEXAS PETROCHEMICALS, L.P.), TEXAS BUTYLENE CHEMICAL CORPORATION, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT AND VARIOUS LENDERS PARTY THERETO

By executing this signature page as an existing Lender (a “Consenting Lender”), the undersigned institution agrees to the terms of the First Amendment and the Credit Agreement (as amended by the First Amendment).

NAME OF LENDER: Cole Taylor Bank

Executing as a CONSENTING LENDER:

By:	/s/ Richard A. Simons
	Name:	Richard A. Simons
	Title:	GSVP

For any Lender requiring a second signature line:

By:
Name:
Title:

SIGNATURE PAGE TO THE FIRST AMENDMENT (the “First Amendment”), DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (the “Credit Agreement”), DATED AS OF APRIL 29, 2010, AMONG TPC GROUP LLC (AS SUCCESSOR TO TEXAS PETROCHEMICALS, L.P.), TEXAS BUTYLENE CHEMICAL CORPORATION, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT AND VARIOUS LENDERS PARTY THERETO

By executing this signature page as an existing Lender (a “Consenting Lender”), the undersigned institution agrees to the terms of the First Amendment and the Credit Agreement (as amended by the First Amendment).

NAME OF LENDER: Lloyds TSB Bank PLC

Executing as a CONSENTING LENDER:

By:	/s/ Candi Obrentz
	Name:	Candi Obrentz
	Title:	Vice President, Financial Institutions, North America O013

For any Lender requiring a second signature line:

By:	/s/ M. Beanland
	Name:	M. Beanland
	Title:	Senior Vice President, FI, NA

TP CAPITAL CORP., as Subsidiary Guarantor

By:	/s/ Miguel A. Desdin
Name: Miguel A. Desdin
Title: Senior Vice Pres. & Chief Financial Officer

TEXAS OLEFINS DOMESTIC-INTERNATIONAL SALES CORPORATION, as Subsidiary Guarantor

By:	/s/ Miguel A. Desdin
Name: Miguel A. Desdin
Title: Senior Vice Pres. & Chief Financial Officer

PORT NECHES FUELS, LLC, as Subsidiary Guarantor

By:	/s/ Miguel A. Desdin
Name: Miguel A. Desdin
Title: Senior Vice Pres. & Chief Financial Officer